UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 22, 2017

NUTRACEUTICAL INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-23731	87-0515089
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1400 Kearns Boulevard, 2nd Floor Park City, Utah	84060
(Address of principal executive officer)	(Zip code)

(435) 655-6106
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 22, 2017, Nutraceutical International Corporation (the “Company”) entered into change in control protection agreements (the “CIC Protection Agreements”) with each of its named executive officers providing that (i) upon a change in control, and subject to such executive officer’s continued employment through such change in control, his award of performance stock units (“PSUs”) will be cancelled and converted into a right to receive an amount in cash (the “PSU Payout Amount”) equal to the product obtained by multiplying (a) the target number of PSUs as set forth in the grant notice for such PSUs multiplied by (b) 210% multiplied by (c) the price per share of common stock paid by the acquirer in such change in control.  The PSU Payout Amount will become payable as follows:  (i) the greater of (A) 50% of the PSU Payout Amount and (B) the amount equal to the product of (x) the number of PSUs that would otherwise vest pursuant to the grant notice multiplied by (y) the price per share of common stock paid by the acquirer in such change in control, will be payable in a lump sum on the date of the consummation of the change in control (the “Closing Payment”); and (ii) the excess of the PSU Payout Amount over the Closing Payment (the “Second Payment”) will become payable to the named executive officer on the first anniversary of the change in control, subject to his continued employment through such date (provided, that if his employment with the Company and its affiliates is terminated upon or within one year following such change in control by the Company without cause or by him with good reason (each as defined in the CIC Protection Agreement), the Second Payment shall become immediately payable upon such termination of employment).

In addition, if, upon or at any time within one year following a change in control, the named executive officer’s employment with the Company and its affiliates is terminated by the Company without cause or by the named executive officer with good reason, then such executive officer will be entitled to receive, subject to the executive officer’s execution of an effective release of claims, severance pay in an amount equal to 100% of his annual base salary in a single lump sum.

As a condition to the named executive officer’s receipt of the PSU Payout Amount and the severance amount, he agrees to execute and deliver, and be bound by, the covenants and obligations set forth in a restrictive covenant agreement, including restrictions on competition and solicitation of employees for one year following termination of employment.

The foregoing summary of the terms of the CIC Protection Agreements is qualified in its entirety by reference to the form of CIC Protection Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Form of Change in Control Protection Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 23, 2017

NUTRACEUTICAL INTERNATIONAL CORPORATION

By:	/s/ Cory J. McQueen
Name:	Cory J. McQueen
Title:	Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Change in Control Protection Agreement